Exhibit 99.1

EnerNOC Media Relations: Robin Deliso 617.692.2601 news@enernoc.com	Investor Relations: Christopher Sands 617.692.2569 ir@enernoc.com

EnerNOC Reports Results for First Quarter of 2015

– Annual Recurring Revenue (ARR) Increased to $122 Million, Up 82% Year-Over-Year and 40% Quarter-Over-Quarter –

Boston, May 7, 2015 — EnerNOC, Inc. (Nasdaq: ENOC), a leading provider of energy intelligence software (EIS), today announced results for the first quarter ended March 31, 2015.

“In the first quarter, we advanced our leadership position in the energy intelligence software (EIS) industry through significant growth in our ARR and the formation of new partnerships,” said Tim Healy, Chairman and CEO of EnerNOC. “We are driving improved performance across the key metrics we use to track the success of our SaaS offerings. We are especially pleased with our enterprise gross margin, which was approximately 60% in the first quarter and has increased significantly since we began selling our platform solution last year.”

Summary Financial Results

In Thousands, Except Per Share Amounts

	Q1 2015	Q1 2014
Revenue	$50,551	$52,508
Net Loss
GAAP	($50,301)	($30,413)

Non-GAAP(1)	($39,600)	($23,357)

Net Loss Per Basic and Diluted Share
GAAP	($1.80)	($1.09)
Non-GAAP(1)	($1.41)	($0.84)
Cash Flow Used in Operations	($18,452)	($11,566)
Free Cash Flow(1)	($23,658)	($17,679)
Adjusted EBITDA(1)	($30,012)	($18,424)

(1)	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Recent Highlights

•	The Company continued to expand its growing base of enterprise EIS customers, signing new deals with, among others, real estate investment trust company Macerich, multiple school districts, and two of Australia’s largest food manufacturers – George Western Foods, a subsidiary of Associated British Foods plc (ABF), and Fletcher International. The Company also added approximately 3,000 new enterprise customers in the quarter through its acquisition of World Energy Solutions.

•	The Company grew its ARR to $122 million in the first quarter of 2015, an increase of 82% year-over-year and 40% quarter-over-quarter. Enterprise ARR more than doubled sequentially to $55 million due to strong organic growth and the acquisition of World Energy Solutions.

•	The Company debuted its enhanced enterprise EIS platform at its annual user conference, EnergySMART, including a new user interface that makes energy management simpler and more intuitive, as well as new procurement capabilities that allow users to identify and act upon favorable buying opportunities.

•	The Company announced a strategic partnership with SunPower. As part of the agreement, SunPower will bundle EnerNOC’s software with SunPower’s solar energy systems to provide an integrated solution to its new and existing enterprise customers.

•	The Company announced that it will collaborate with Tesla on the deployment and management of energy storage systems in commercial and industrial buildings. The collaboration will enable enterprises to monetize batteries through demand charge management and demand response using EnerNOC’s software.

Company Issues Second Quarter Guidance and Updates Full Year Guidance

The Company today issued guidance for the second quarter of 2015 and updated its previously issued guidance for the full year. The Company’s guidance is based on the current indications for its business, which may change at any time.

Guidance for Quarter Ending June 30, 2015
Total Revenue (in millions)	$60-$70
GAAP Net Loss Per Diluted Share	($1.23)-($1.13)
Non-GAAP Net Loss Per Diluted Share(1)	($0.91)-($0.79)
Adjusted EBITDA(1) (in millions)	($18)-($14)

(1)	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Guidance for Year Ending December 31, 2015
	Issued on February 26, 2015	Issued on May 7, 2015
Total Revenue (in millions)	$410-$430	$410-$430
Grid Operator Revenue	$270-$280	$270-$280
Utility Revenue	$70-$75	$70-$75
Enterprise Revenue	$70-$75	$70-$75
GAAP Net Loss Per Diluted Share	($3.23)-($3.12)	($3.12)-($3.02)
Non-GAAP Net Loss Per Diluted Share(1)	($1.77)-($1.66)	($1.72)-($1.61)
Adjusted EBITDA(1) (in millions)	($14)-($10)	($14)-($10)

(1)	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Company to Host Live Conference Call and Webcast

The Company’s management team plans to host a live conference call and webcast at 5:00 p.m. eastern time today to discuss financial results and management’s outlook for the business. The conference call may be accessed in the United States by dialing +1.800.553.5260 and using access code “ENOC”. The conference call may be accessed outside of the United States by dialing +1.612.332.1210 and using access code “ENOC”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://investor.enernoc.com. A replay of the conference call will be available approximately two hours after the call by dialing +1.800.475.6701 or +1.320.365.3844 and using access code 357964 or by accessing the webcast replay on the Company’s investor relations website.

About EnerNOC

EnerNOC is a leading provider of cloud-based energy intelligence software (EIS) and services to thousands of enterprise customers and utilities globally. EnerNOC’s EIS solutions for enterprise customers improve energy productivity by optimizing how they buy, how much they use, and when they use energy. EIS for enterprise includes budgeting and procurement, utility bill management, facility optimization, visibility and reporting, project tracking, demand management, and demand response. EnerNOC’s EIS solutions for utilities help maximize customer engagement and the value of demand-side resources, including demand response and energy efficiency. EnerNOC supports customer success with its world-class professional services team and a Network Operations Center (NOC) staffed 24x7x365. For more information, visit www.enernoc.com.

EnerNOC, Inc. Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis and the future growth and success of the Company’s energy intelligence software and related solutions, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EnerNOC, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues:
Grid operator	$23,713	$35,770
Utility	10,781	10,309
Enterprise	16,057	6,429

Total revenues	50,551	52,508
Cost of revenues:	31,956	36,139

Gross profit	18,595	16,369
Operating expenses:
Selling and marketing	28,496	18,499
General and administrative	28,289	23,677
Research and development	7,451	5,175

Total operating expenses	64,236	47,351
Loss from operations	(45,641)	(30,982)
Other (expense) income, net	(4,657)	574
Interest expense	(2,292)	(450)

Loss before income tax	(52,590)	(30,858)
Benefit from income tax	2,285	425

Net loss	(50,305)	(30,433)
Net loss attributable to noncontrolling interest	(4)	(20)

Net loss attributable to EnerNOC, Inc.	($50,301)	($30,413)

Net loss per common share attributable to EnerNOC, Inc.
Basic and diluted	($1.80)	($1.09)

Weighted average number of common shares used in computing net loss per share attributable to EnerNOC, Inc.
Basic and diluted	28,007,756	27,923,861

EnerNOC, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and share data)

(unaudited)

	March 31, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$152,428	$254,351
Trade accounts receivable, net	43,010	40,875
Unbilled revenue	40,040	97,512
Capitalized incremental direct customer contract costs	7,800	7,633
Prepaid expenses, deposits and other current assets	23,197	19,950

Total current assets	$266,475	$420,321

Property and equipment, net	49,753	50,458
Goodwill and intangible assets, net	215,201	146,050
Capitalized incremental direct customer contract costs, long-term	912	982
Deposits and other assets	8,234	6,891

Total assets	$540,575	$624,702

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,863	$9,250
Accrued capacity payments	58,726	92,332
Accrued payroll and related expenses	17,757	18,446
Accrued expenses and other current liabilities	27,201	28,724
Deferred revenue	17,791	13,738

Total current liabilities	$125,338	$162,490

Deferred tax liability	16,570	16,449
Deferred revenue, long-term	6,750	5,816
Other liabilities	8,969	8,919
Convertible senior notes, net	139,900	138,908

Total long-term liabilities	$172,189	$170,092

Stockholders’ equity:

Common stock, $0.001 par value; 50,000,000 shares authorized, 30,456,363 and 29,833,578 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	30	30
Additional paid-in capital	369,630	365,855
Accumulated other comprehensive loss	(7,294)	(4,752)
Accumulated deficit	(119,561)	(69,260)

Total EnerNOC, Inc. stockholders’ equity	242,805	291,873
Non controlling interest	243	247

Total stockholders’ equity	243,048	292,120

Total liabilities and stockholders’ equity	$540,575	$624,702

EnerNOC, Inc.

Condensed Consolidated Statements of Cash Flow Data

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Cash used in operating activities	($18,452)	($11,566)
Cash used in investing activities	(80,566)	(30,950)
Cash used in financing activities	(1,011)	(3,119)
Effects of exchange rate changes on cash and cash equivalents	(1,894)	144

Net change in cash and cash equivalents	(101,923)	(45,491)
Cash and cash equivalents at beginning of period	254,351	149,189

Cash and cash equivalents at end of period	$152,428	$103,698

EnerNOC, Inc.

Statement on Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP measures that exclude certain amounts, including non-GAAP net (loss) income attributable to EnerNOC, Inc., non-GAAP net (loss) income per share attributable to EnerNOC, Inc., adjusted EBITDA and free cash flow. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net (loss) income attributable to EnerNOC, Inc. is GAAP net (loss) income attributable to EnerNOC, Inc.; the GAAP measure most comparable to non-GAAP net (loss) income per share attributable to EnerNOC, Inc. is GAAP net (loss) income per share attributable to EnerNOC, Inc.; the GAAP measure most comparable to adjusted EBITDA is GAAP net (loss) income attributable to EnerNOC, Inc.; and the GAAP measure most comparable to free cash flow is cash flows provided by (used in) operating activities. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included below.

Management uses these non-GAAP measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. Management believes that such measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance. For example, management considers non-GAAP net (loss) income attributable to EnerNOC, Inc. to be an important indicator of the overall performance because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash compensation expenses. In addition, management considers adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of the business and a good measure of the Company’s historical operating trend. Moreover, management considers free cash flow to be an indicator of the Company’s operating trend and performance of the business.

The following is an explanation of the non-GAAP measures that management utilizes, including the adjustments that management excluded as part of the non-GAAP measures:

•	Management defines non-GAAP net income (loss) attributable to EnerNOC, Inc. as net income (loss) attributable to EnerNOC, Inc. before accretion expense related to the debt-discount portion of interest expense associated with the convertible note issuance, stock-based compensation, direct and incremental expenses related to acquisitions or divestitures, and amortization expenses related to acquisition-related intangible assets, net of related tax effects.

•	Management defines adjusted EBITDA as net income (loss) attributable to EnerNOC, Inc., excluding depreciation, amortization, stock-based compensation, direct and incremental expenses related to acquisitions or divestitures, interest, income taxes and other income (expense).

•	Management defines free cash flow as net cash provided by (used in) operating activities, less capital expenditures, plus net cash provided by (used in) the sale of assets or disposals of components of an entity. Management defines capital expenditures as purchases of property and equipment, which includes capitalization of internal-use software development costs.

Non-GAAP net (loss) income attributable to EnerNOC, Inc., non-GAAP net (loss) income per share attributable to EnerNOC, Inc., adjusted EBITDA and free cash flow may have limitations as analytical tools. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

EnerNOC, Inc.

Reconciliation Of Non-GAAP Measures To Nearest GAAP Measures

Reconciliation of Non-GAAP Net Loss Attributable to EnerNOC, Inc. And Net Loss Per Share Attributable to EnerNOC, Inc.

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2015	2014
GAAP net loss attributable to EnerNOC, Inc.	($50,301)	($30,413)
ADD: Stock-based compensation expense	4,409	4,227
ADD: Amortization expense of acquired intangible assets	3,918	1,883
ADD: Direct and incremental expenses related to acquisitions or divestitures(1)	1,382	946
ADD: Debt discount portion of convertible debt	992	—

Non-GAAP net loss attributable to EnerNOC, Inc.	($39,600)	($23,357)

GAAP net loss per diluted share attributable to EnerNOC, Inc.	($1.80)	($1.09)
ADD: Stock-based compensation expense	0.16	0.15
ADD: Amortization expense of acquired intangible assets	0.14	0.07
ADD: Direct and incremental expenses related to acquisitions or divestitures(1)	0.05	0.03
ADD: Debt discount portion of convertible debt	0.04	—

Non-GAAP net loss per diluted share attributable to EnerNOC, Inc.	($1.41)	($0.84)

(1)	Includes third party professional service costs such as legal, accounting and valuation, and compensation, severance and related costs.

EnerNOC, Inc.

Reconciliation of Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Net loss attributable to EnerNOC, Inc.	($50,301)	($30,413)
Add back:
Depreciation and amortization	9,834	7,365
Stock-based compensation expense	4,409	4,227
Direct and incremental expenses related to acquisitions or divestitures(1)	1,382	946
Other expense(2)	4,657	(574)
Interest expense	2,292	450
Benefit from income tax	(2,285)	(425)

Adjusted EBITDA	($30,012)	($18,424)

(1)	Includes third party professional service costs such as legal, accounting and valuation, and compensation, severance and related costs.
(2)	Other expense primarily relates to foreign currency losses.

EnerNOC, Inc.

Reconciliation of Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Net cash used in operating activities	($18,452)	($11,566)
Subtract: Purchases of property and equipment	(5,206)	(6,113)

Free cash flow	($23,658)	($17,679)

Non-GAAP Financial Guidance

This press release also includes estimates of future adjusted EBITDA and non-GAAP net loss per diluted share attributable to EnerNOC, Inc. A reconciliation of these amounts to the nearest expected GAAP results, is presented below:

	Three Months Ended June 30, 2015				Twelve Months Ended December 31, 2015
			Per Diluted Share				Per Diluted Share
In Millions, Except Per Share Amounts	Low	High	Low	High	Low	High	Low	High

Projected GAAP Net Loss	($35.0)	($32.0)	($1.23)	($1.13)	($89.0)	($86.0)	($3.12)	($3.02)

Adjustments:
Stock-based compensation	$4.5	$5.0	$0.16	$0.18	$18.0	$18.5	$0.63	$0.65
Amortization expense of acquired intangible assets	$3.7	$3.7	$0.13	$0.13	$16.5	$16.0	$0.58	$0.57
Direct and incremental expenses related to acquisitions or divestiture	$0.0	$0.0	$0.00	$0.00	$1.4	$1.4	$0.05	$0.05
Accretion expense related to the debt-discount portion of interest associated with convertible note issuance	$1.0	$1.0	$0.03	$0.03	$4.1	$4.1	$0.14	$0.14

Projected Non-GAAP Net Loss	($25.8)	($22.3)	($0.91)	($0.79)	($49.0)	($46.0)	($1.72)	($1.61)

Adjustments:
Depreciation	$5.8	$6.3			$25.0	$26.0

Interest and other expense, net(1)	$2.0	$2.0			$10.0	$10.0
Provision for income taxes	$0.0	$0.0			$0.0	$0.0

Adjusted EBITDA	($18.0)	($14.0)			($14.0)	($10.0)

Weighted Average Number of Common Shares Outstanding-Diluted	28.4	28.4			28.5	28.5

(1)	“Interest and other expense, net” excludes “Accretion expense related to the debt-discount portion of interest associated with convertible note issuance” which is already captured in the Projected Non-GAAP Net Loss reconciliation.